UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2014

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Shareholders of ARI Network Services, Inc. (“ARI”) held on January 7, 2014 (the “Annual Meeting”), ARI’s shareholders approved the Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan (the “A&R 2010 Plan”) and an amendment to the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan (the “ESPP”).

Awards under the A&R 2010 Plan may include incentive stock options and non-statutory stock options, shares of common stock, shares of restricted stock or restricted stock units, or stock appreciation rights.  ARI’s Compensation Committee is responsible for determining the types of awards to be made to each participant.  The terms, conditions and limitations applicable to each award, including any vesting requirements, will be set forth in the related award agreement.  However, the exercise price for options and stock appreciation rights cannot be less than 100% of the fair market value of ARI’s common stock on the date of grant, and the exercise prices for options or stock appreciation rights cannot be repriced without shareholder approval, except to reflect certain changes in the capital structure of ARI.  Except as otherwise provided in an award agreement, in the event of a change of control (as defined in the A&R 2010 Plan), if a participant’s employment is involuntarily terminated (other than for “cause,” as defined under the A&R 2010 Plan) within one year following or three months prior to the change of control, all awards held by the participant will become fully vested and immediately exercisable.  The aggregate number of shares of common stock subject to the A&R 2010 Plan is 1,850,000 shares, which may be treasury shares or authorized but unissued shares of common stock, or a combination of the two, and all of which may be granted in the form of ISOs.  No individual may receive options covering or grants of shares consisting of more than 250,000 shares in any calendar year, and ARI may not issue more than 1,525,000 shares of unrestricted common stock, restricted stock or restricted stock units during the term of the A&R 2010 Plan.  The A&R 2010 Plan will terminate on December 16, 2020, subject to early termination by ARI’s Board as described in the A&R 2010 Plan, and no awards may be made under the A&R 2010 Plan after such date.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  Eligible employees who elect to participate may have up to 10% of their compensation from ARI withheld pursuant to the ESPP.  The amount withheld is then used to purchase shares of common stock on the last day of the “offering period,” which generally is the period commencing on January 1 and ending on December 31 of each year.  The price of the common stock purchased under the ESPP during an offering period is equal to the lower of either 85% of the fair market value of ARI’s shares on the first day of the offering period, or 85% of the fair market value of ARI’s shares on the last day of the offering period.  At the Annual Meeting, ARI’s shareholders approved an amendment to the ESPP to increase the number of shares of common stock authorized for sale under the ESPP from 225,000 to 575,000.

The foregoing descriptions of the A&R 2010 Plan and the ESPP are qualified in their entirety by reference to the text of the A&R 2010 Plan and the ESPP, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting:

(1)

Votes were cast for the following individuals in the following numbers to serve as a director of ARI:

	For	Withheld	Broker Non-Votes

Dwight B. Mamanteo	4,402,147	185,901	3,561,998
William C. Mortimore	4,125,239	462,809	3,561,998
Robert Y. Newell, IV	4,587,743	305	3,561,998

(2)

Votes were cast as follows for the following matters submitted to shareholders for consideration:

a.

Proposal to approve the Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

4,293,355	268,394	26,299	3,561,998

b.

Proposal to approve an amendment to the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes

3,988,755	567,535	31,758	3,561,998

c.

Non-binding advisory vote on the Company’s named executive officer compensation.

For	Against	Abstain	Broker Non-Votes

4,528,704	45,915	13,429	3,561,998

d.

Advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

1 year	2 years	3 years	Abstain

1,508,581	616,916	2,445,508	17,043

e.

Proposal to ratify the appointment of Wipfli LLP as independent auditors for ARI’s fiscal year ending July 31, 2014.

For	Against	Abstain	Broker Non-Votes

8,113,845	116	36,085	0

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan

10.2	ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 7, 2014

ARI NETWORK SERVICES, INC.

By:

/s/ William A. Nurthen

William A. Nurthen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan

10.2	ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended